Exhibit 99.2

To Our Shareholders: In Q1 2025, our results were above the guidance we provided on our Q4 2024 earnings call and exceeded the long-term goals we communicated during our investor day in November 2023. Revenue in Q1 2025 totaled $1,035.2 million which represented 29% year-over-year growth while bookings in Q1 2025 totaled $1,206.7 million, or 31% growth over bookings in Q1 2024. The strengthening of the U.S. dollar relative to many foreign currencies in Q1 2025 as compared to Q1 2024, reduced the Q1 2025 year-over-year revenue and bookings growth rates by 0.4% and 2.6%, respectively. Daily active users (“DAUsˮ) totaled 97.8 million in Q1 2025, an increase of 26% year-over-year, while hours engaged were 21.7 billion, up 30% year-over-year. While the number of users under the age of 13 is growing well, the number of older users is growing more rapidly. Users aged 13 and older (“13Oˮ) grew 36% year-over-year while 13O hours engaged grew at 40%. 13O users now represent 62% of total DAUs and 64% of total hours engaged. Our performance in the U.S. and Canada was strong, with year-over-year growth of 22% in DAUs; 27% in hours engaged; 27% in revenue; and 31% in bookings. Average Bookings per DAU (“ABPDAUˮ) in the U.S. and Canada grew 7% year-over-year, the highest rate of improvement in that region since 2021. In Q1 2025, Monthly Unique Payers (“MUPsˮ) reached 20.2 million, an increase of 29% over Q1 2024, driven by a record amount of new MUPs and higher monthly repurchase rates relative to the same period last year. At the same time, Average Bookings per Monthly Unique Payer (“ABPMUPˮ) increased 1.2% to $19.92 from $19.68 in Q1 2024. Net cash and cash equivalents provided by operating activities were $443.9 million in Q1 2025, up 86% year-over-year and above the high end of our guidance of $380 million. Free cash flow in Q1 2025 was $426.5 million, up 123% year-over-year and also above the high end of our guidance of $360 million. Note that both operating cash flow and free cash flow benefited from the delay of a $30 million payout to a developer that we now expect to pay in Q2. Had we made this particular payment in Q1 2025 as originally intended, operating cash flow for the quarter would have been $413.9 million and free cash flow would have been $396.5 million. The year-over-year growth rates in operating cash flow and free cash flow would have been 73% and 108%, respectively, and both figures would still have been above our guidance. 1

Due to the seasonality of our business, we have generally delivered our highest absolute levels of cash from operations and free cash flow in the first quarter of the fiscal year largely as a result of cash collections related to bookings from the holidays. Changes in working capital tend to be much smaller in the second and third quarters of the year and we see a more significant use of cash in the fourth quarter as holiday receivables build up late in the quarter. In Q1 2025, we continued to drive significant operating leverage as evidenced by a 749 basis points improvement in margins year-over-year, which was well above the 100300 basis points guidance that we provided at our investor day in November 2023. Our key operating costs were as follows: ● Developer exchange fees reached an all-time high of $281.6 million, up 39% over Q1 2024. Developer exchange fees were 27% of revenue and 23% of bookings in Q1 2025 compared to 25% of revenue and 22% of bookings in Q1 2024. ● Certain infrastructure and trust & safety expenses grew to $134.2 million in Q1 2025, 8% higher than Q1 2024. These costs amounted to 13% of revenue and 11% of bookings in Q1 2025 compared to 16% of revenue and 13% of bookings in Q1 2024. ● Personnel costs, exclusive of stock-based compensation expense, were $238.5 million, up 5% over Q1 2024. These costs amounted to 23% of revenue and 20% of bookings in Q1 2025 compared to 28% of revenue and 25% of bookings in Q1 2024. Personnel costs were the largest source of operating leverage in the quarter. Consolidated net loss was $216.3 million, better than the high end of our guidance range of $287 million - $267 million and an improvement over consolidated net loss in Q1 2024 of $271.9 million. Adjusted EBITDA in Q1 2025 was $58.0 million, above the high end of our guidance range of $20 million - $40 million. Adjusted EBITDA excludes the adjustments for an increase in deferred revenue of $177.9 million and an increase in deferred cost of revenue of $30.8 million, or a total change in deferrals of $147.1 million. Our guidance for the total change in deferrals was $120 million. The actual cash flow benefit from the change in net deferrals was higher than guidance primarily due to bookings coming in $56.7 million above the high end of our guidance. Finally, our fully diluted share count, consisting primarily of shares of Class A and Class B common stock issued and outstanding, unvested RSUs outstanding, and stock options outstanding was 734.7 million shares as of March 31, 2025, an increase of 2.2% as compared to March 31, 2024. We use equity to hire and retain exceptional people and will continue to strike a balance between dilution and the growth rate of what we believe are the key value drivers in our business, namely bookings and free cash flow. 2

Product & Business Highlights As evidenced by our strong financial results, we continue to deliver on several key growth initiatives. In addition to an ongoing focus on raw performance and quality, investments in the virtual economy and within search and discovery are yielding encouraging results in driving platform monetization, bookings growth, creator earnings growth, and long-term ecosystem health. Differential Robux Pricing. Launched in late 2024, differential Robux pricing offers more Robux for users purchasing Robux on platforms that have lower transaction processing fees such as desktop and prepaid cards. Since we launched differential pricing we have observed a few trends: ● Desktop bookings, which have the lowest payment processing fees among our platforms, have meaningfully increased as a percentage of total bookings. ● Engagement patterns among the different platforms have not changed significantly. ● Developer exchange fees have increased both on an absolute level and as a percentage of total bookings. Overall, based on early data, we believe that differential pricing has been positive to bookings and neutral-to-slightly accretive to margins. Price Optimization. Launched in late 2024, in February 2025 we expanded the eligibility of our price optimization tool which helps creators easily run A/B test prices for game passes and developer products. Early results are promising. Since its rollout, price optimization has resulted in a median earnings increase of 4% for eligible developers who have used the tool. Regional Pricing Recommendations. Launched last week for game passes, this feature allows creators to offer region-specific pricing. Early testing with select top experiences showed promising results. Regional Pricing for avatar and in-experience items and developer products is planned for later this year. Search and Discovery. The application of artificial intelligence (“AIˮ) in discovery algorithms, we believe, continues to drive bookings growth and promote long-term ecosystem health. Key observations in Q1 2025 include: ● As compared to Q1 2024, our top 15 creators published more significant content updates, driving increased DAUs, engagement, and spending. 3

● Spending growth was more broadly distributed among experiences and creators. Year-over-year spending in Q1 2025 among experiences ranked 1150 more than doubled and accounted for nearly 40% of the total in-experience spending growth on the platform within the quarter. One year ago, in Q1 2024, year-over-year spending growth among experiences ranked 1150 grew only 5% and accounted for only 5% of the total in-experience spend growth on the platform. ● Genre expansion: Early traction in target genres RPG, sports & racing, shooters) is encouraging. Robux spending in these target genres grew 69% from Q1 2024 to Q1 2025, and accounted for over a quarter of the year-over-year Robux spending growth in Q1 2025. As a result, the share of total Robux spending for these genres grew from 17% in Q1 2024 to 20% in Q1 2025. Expanding economic opportunities and promoting long-term ecosystem health for creators are key elements to achieving our goal of having 10% of the $180 billion global gaming content market1 flowing through Roblox. We are proud to announce that, over the last twelve months, more than 100 Roblox developers earned over $1 million. 1 Source: Newzooʼs Global Games Market Report 2024. 4

Taking the Long View We also recently made several other meaningful advancements, including: ● Google Ads partnership and rewarded video: In April, we announced a partnership with Google Ad Manager to help scale immersive ad formats like our new Rewarded Video ads. Google will provide key technology as well as demand from advertisers looking to reach the highly engaged Roblox audience. Our creators will benefit as a result of expanded earnings opportunities and increased demand for the immersive ad formats on their experiences. Additional partnerships with ad tech and analytics providers Cint, DoubleVerify, Integral Ad Science IAS, Kantar, and Nielsen will help brands and agencies effectively measure the impact of their Roblox buys. Our integration work with Google is underway, and we are excited by the long-term potential of this partnership. ● Cube 3D Foundational AI Model: We introduced our core generative AI system, Cube 3D, at the Game Developers Conference in March. Cube 3Dʼs three dimensional content generation, is a significant leap forward allowing creators to generate intricate 3D assets from simple text prompts in mere seconds. Cube 3D lowers the barrier to entry for content creation, accelerates development workflows, and unlocks entirely new avenues for user expression and personalized experiences. As part of the companyʼs efforts to lead and advance 3D asset generation industry-wide, a version of Cube 3Dʼs mesh generation model has been open-sourced. ● Safety and Civility advancements: Safety and Civility are foundational to Roblox and we are continually investing in our safety systems to improve both quality and efficiency. In April we launched the latest iteration of our open-source AI voice classifier model which has demonstrated significant improvements in accuracy while simultaneously reducing computational costs. We also added three new powerful parental controls in April to give parents even more granular controls to monitor how their children spend time on Roblox. We recognize that online safety is an industry-wide challenge and in February we became a founding partner of ROOST Robust Open Online Safety Tools), a new non-profit dedicated to promoting digital safety through open-source safety tools. ● Expansion of Automatic translation tools: As part of our International playbook, we added Arabic to the language scripts supported on the platform. Creators can now make their games and immersive experiences available in 17 languages without the need to manage the translation process manually. 5

Liquidity As of March 31, 2025, the balances of our liquidity components were: ● Cash and cash equivalents: $1,158.7 million ● Short-term investments: $1,585.8 million ● Long-term investments: $1,766.0 million ● Carrying amount of the senior notes due 2030 $992.0 million) and the portion of the non-eliminated carrying amount of notes due 2026 issued by the Companyʼs fully consolidated joint venture $14.7 million), or $1,006.7 million2 in total ● Cash and cash equivalents plus short-term and long-term investments totaled $4,510.5 million in Q1 2025, an increase of $1,041.0 million or 30% from $3,469.5 million in Q1 2024 ● Net liquidity (cash and cash equivalents, short-term and long-term investments less long-term debt, net) was $3,503.8 million For additional GAAP results, see our Q1 2025 earnings release and supplemental materials accessible at ir.roblox.com and our Quarterly Report on Form 10Q for the quarter ended March 31, 2025, when available. 2 The principal amounts of the 2030 Notes and 2026 Notes were $1.0 billion and $14.7 million, respectively. 6

Guidance Management guidance is as follows: For Q2 2025 ● Revenue of $1,020 million - $1,045 million, or year-over-year growth of 1417%.3 ○ The year-over-year growth rate reflects a $58.9 million acceleration of revenue recorded in Q2 2024, which was due to the decrease in the estimated average paying user lifetime from 28 to 27 months. ● Bookings of $1,165 million - $1,190 million, or year-over-year growth of 2225%. ● Consolidated net loss between $288 million - $268 million. ● Adjusted EBITDA between $25 million - $45 million, which excludes: ○ Increase in deferred revenue of $150 million. ○ Increase in deferred cost of revenue of $15 million. ○ The total of these changes in deferrals of $135 million. ● Net cash and cash equivalents provided by operating activities between $160 million - $175 million, a year-over-year increase of 616%. ○ Note that operating cash flow is negatively impacted by a $30 million payout to a developer that was delayed in Q1, and which we expect to pay in Q2 2025. Had we made this particular payment in Q1 2025, our guidance for net cash and cash equivalents provided by operating activities would have been $190 million - $205 million, or year-over-year increases of 2535%. ● Capital expenditures of $55 million, or a year-over-year increase of 39%. ● Free cash flow between $105 million - $120 million, or year-over-year change of 68%. ○ Had we made the aforementioned developer payment in Q1 2025, our guidance for free cash flow would have been $135 million - $150 million, or year-over-year change of 2134%. 3 Our revenue guidance assumes that there are no material changes in estimates used in our revenue recognition, such as the estimated average lifetime of a paying user. 7

For fiscal 2025 ● Revenue of $4,290 million - $4,365 million, or year-over-year growth of 1921%.4 ○ The growth rate is impacted by a $98.0 million acceleration of revenue recorded in FY 2024, due to the decrease in the estimated average paying user life in Q2 2024. ● Bookings of $5,285 million - $5,360 million, or year-over-year growth of 2123%. ● Consolidated net loss between $1,037 million - $977 million. ● Adjusted EBITDA between $205 million - $265 million, which includes: ○ Increase in deferred revenue of $1,015 million. ○ Increase in deferred cost of revenue of $170 million. ○ The total of these changes in deferrals of $845 million. ● Net cash and cash equivalents provided by operating activities between $1,170 million - $1,215 million, a year-over-year increase of 4248%. ● Capital expenditures of $285 million, or a year-over-year increase of 59%. This is an increase of $35 million over prior guidance to account for recent high growth in edge capacity demand to support gameplay. ● Free cash flow between $885 million - $930 million, or year-over-year increase of 3845%. Our revenue guidance for Q2 2025 is $1,020 - $1,045 million, or year-over-year growth of 1417% and our bookings guidance for Q2 2025 is $1,165 - $1,190 million, or year-over-year growth of 2225%. While the revenue growth rate looks low compared to the growth rate in Q1, that is largely due to a $58.9 million acceleration of revenue in Q2 last year to account for the decrease in the estimated average lifetime of a paying user from 28 to 27 months. The Q2 2025 bookings guidance assumes that the broad-based strength we have seen through Q1 and April generally persists, while recognizing that we are entering a period of time when bookings performance in 2024 began to improve and accelerate thus providing tougher year-over-year comparisons for the remainder of the year as compared to Q1. As we said in our earnings release and supplemental materials last quarter, we expect bookings growth in the first half of 2025 to exceed bookings growth in the second half. Specifically, we will be lapping very strong results in Q3 2024 when overall bookings grew by 34% year-over-year, and non-console bookings grew by 28% year-over-year. Our full-year bookings guidance includes an expectation of higher year-over-year growth rates in Q4. 4 Our revenue guidance assumes that there are no material changes in estimates used in our revenue recognition, such as the estimated average lifetime of a paying user. 8

For FY 2025, our revenue guidance is $4,290 million - $4,365 million, or year-over-year growth of 1921%. For the full year, we have increased the high end of our bookings range basically by the amount that we beat our guidance in Q1, resulting in a new range of $5,285 million - $5,360 million, or year-over-year growth of 2123% (last quarterʼs guidance of full year bookings year-over-year growth was 1921%. Based on the operating efficiencies we delivered last year and in Q1 2025, and given our expectations for leverage in Q2, we believe that for the balance of 2025 we are in the enviable position of being able to invest thoughtfully in all of our major cost areas to continue to drive innovation and growth. At the same time, we still expect to produce high margins in both Q3 and Q4 2025 and to deliver full-year margin improvements toward the higher end of the long-term goals we communicated in November of 2023. 9

EARNINGS Q&A SESSION We will host a live Q&A session to answer questions regarding our first quarter 2025 results on Thursday, May 1, 2025 at 530 a.m. Pacific Time/830 a.m. Eastern Time. The live webcast and Q&A session will be open to the public at ir.roblox.com and we invite you to join us and to visit our investor relations website at ir.roblox.com to review supplemental information. 10

Forward-Looking Statements This letter and the live webcast and Q&A session which will be held at 530 a.m. Pacific Time/830 a.m. Eastern Time on Thursday, May 1, 2025 contain “forward-looking statementsˮ within the meaning of the “safe harborˮ provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our vision to connect one billion users with optimism and civility, our vision to reach 10% of the global gaming content market, the amount of expected earnings for the developer and creator community, our efforts to improve the Roblox Platform, our investments to pursue the highest standards of trust and safety on our platform, our immersive and video advertising efforts, our efforts to provide a safe online environment for children, our efforts regarding content curation and live operations, our efforts regarding real world commerce, the use of AI and open source models on our platform, our economy, product efforts and operating performance related to pricing and platform monetization, our sponsored experiences, branding and new partnerships and our roadmap with respect to each, our business, product, strategy and user growth, our investment strategy, including with respect to people and opportunities for and expectations of improvements in financial and operating metrics, including operating leverage, margin, free cash flow, operating expenses and capital expenditures, our expectation of successfully executing such strategies and plans, disclosures regarding the seasonality of our business and future growth rates, including with respect to our user demographics, changes to our estimated average lifetime of a paying user and the resulting effect on revenue, cost of revenue, deferred revenue and deferred cost of revenue, our expectations of future net losses and net cash and cash equivalents provided by operating activities, payments to our developers and creators, statements by our Chief Executive Officer and Chief Financial Officer, and our outlook and guidance for the second quarter and full year 2025, and future periods. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,ˮ “vision,ˮ “envision,ˮ “evolving,ˮ “drive,ˮ “anticipate,ˮ “intend,ˮ “maintain,ˮ “should,ˮ “believe,ˮ “continue,ˮ “plan,ˮ “goal,ˮ “opportunity,ˮ “estimate,ˮ “predict,ˮ “may,ˮ “will,ˮ “could,ˮ “hope,ˮ “target,ˮ “project,ˮ “potential,ˮ “might,ˮ “shall,ˮ “contemplateˮ and “would,ˮ and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SECˮ), including our annual reports on Form 10K, our quarterly reports on Form 10Q and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs, including the repayment of our senior notes; the demand for our platform in general; our ability to retain and increase our number of users, developers and creators; changes in the average lifetime of a paying user; the impact of inflation, tariffs and global economic conditions on our operations; the impact of changing legal and regulatory requirements on our business, including the use of verified parental consent; our ability to develop enhancements to our platform, and bring them to market in a timely manner; our ability to develop and protect our brand; any misuse of user data or other undesirable activity by third parties on our platform; our ability to maintain the security and 11 availability of our platform; our ability to detect and minimize unauthorized use of our platform; and the impact of AI on our platform, users, creators, and developers. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10K and our quarterly reports on Form 10Q. The forward-looking statements included in this letter represent our views as of the date of this letter. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this letter. Special Note Regarding Operating Metrics Additional information regarding our core financial and operating metrics disclosed above is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10K and our quarterly reports on Form 10Q. We encourage investors and others to review these reports in their entirety. 12

Non-GAAP Financial Measures This letter contains the non-GAAP financial measure bookings, Adjusted EBITDA and free cash flow. We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance. Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Substantially all of our bookings are generated from sales of virtual currency, which can ultimately be converted to virtual items on the Roblox Platform. Sales of virtual currency reflected as bookings include one-time purchases and monthly subscriptions purchased via payment processors or through prepaid cards. Bookings also include an insignificant amount from advertising and licensing arrangements. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Adjusted EBITDA represents our GAAP consolidated net loss, excluding interest income, interest expense, other income/(expense), provision for/(benefit from) income taxes, depreciation and amortization expense, stock-based compensation expense, and certain other nonrecurring adjustments. We believe that, when considered together with reported GAAP amounts, Adjusted EBITDA is useful to investors and management in understanding our ongoing operations and ongoing operating trends. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. Free cash flow represents the net cash and cash equivalents provided by operating activities less purchases of property and equipment and intangible assets acquired through asset acquisitions. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property and equipment and intangible assets acquired through asset acquisitions, can be used for strategic initiatives. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP. Reconciliation tables of the most comparable GAAP financial measure to the non-GAAP financial measure used in this letter are included at the end of this letter. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measures. 13

GAAP to Non-GAAP Reconciliations The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands, unaudited): Three Months Ended March 31, 2025 2024 Reconciliation of revenue to bookings: Revenue $ 1,035,207 $ 801,300 Add (deduct): Change in deferred revenue 177,896 127,604 Other 6,393 5,147 Bookings $ 1,206,710 $ 923,757 The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in thousands, unaudited): Three Months Ended March 31, 2025 2024 Reconciliation of consolidated net loss to Adjusted EBITDA Consolidated net loss $ 216,340 $ 271,920 Add (deduct): Interest income 46,323 42,170 Interest expense 10,350 10,363 Other (income)/expense, net 3,259 346 Provision for/(benefit from) income taxes 863 1,053 Depreciation and amortization expense 53,734 53,741 Stock-based compensation expense 258,936 240,502 RTO severance chargeA — 1,182 Adjusted EBITDA $ 57,961 $ 6,903 A Relates to cash severance costs associated with the Companyʼs return-to-office (“RTOˮ) plan announced in October 2023, which required a subset of the Companyʼs remote employees to begin working from the San Mateo headquarters for three days a week, beginning in the summer of 2024. 14

The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands, unaudited): Three Months Ended March 31, 2025 2024 Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow: Net cash and cash equivalents provided by operating activities $ 443,914 $ 238,946 Deduct: Acquisition of property and equipment 17,365 46,680 Purchases of intangible assets — 1,200 Free cash flow $ 426,549 $ 191,066 15

Forward Looking Guidance5: GAAP to Non-GAAP Financial Measures Reconciliations The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to Bookings, for each of the periods presented (in thousands): Guidance Updated Guidance Three Months Ended Twelve Months Ended June 30, 2025 December 31, 2025 Low High Low High Reconciliation of revenue to bookings: Revenue $ 1,020,000 $ 1,045,000 $ 4,290,000 $ 4,365,000 Add (deduct): Change in deferred revenue 150,000 150,000 1,015,000 1,015,000 Other 5,000 5,000 20,000 20,000 Bookings $ 1,165,000 $ 1,190,000 $ 5,285,000 $ 5,360,000 5 Our revenue guidance assumes that there are no material changes in estimates used in our revenue recognition, such as the estimated average lifetime of a paying user. 16

The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in thousands):

	Guidance		Updated Guidance	
	Three Months Ended June 30, 2025		Twelve Months Ended December 31, 2025	
	Low	High	Low	High
Reconciliation of consolidated net loss to Adjusted EBITDA:				
Consolidated Net Loss	$ (288,000)	$ (268,000)	$ (1,037,000)	$ (977,000)
Add (deduct):				
Interest income	(40,000)	(40,000)	(160,000)	(160,000)
Interest expense	11,000	11,000	42,000	42,000
Other (income)/expense, net	—	—	(3,000)	(3,000)
Provision for/(benefit from) income taxes	1,000	1,000	3,000	3,000
Depreciation and amortization expense	56,000	56,000	225,000	225,000
Stock-based compensation expense	285,000	285,000	1,135,000	1,135,000
Adjusted EBITDA	$ 25,000	$ 45,000	$ 205,000	$ 265,000

The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands):

	Guidance		Updated Guidance	
	Three Months Ended June 30, 2025		Twelve Months Ended December 31, 2025	
	Low	High	Low	High
Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow:				
Net cash and cash equivalents provided by operating activities	$ 160,000	$ 175,000	$ 1,170,000	$ 1,215,000
Deduct:				
Acquisition of property and equipment	(55,000)	(55,000)	(285,000)	(285,000)
Free cash flow	$ 105,000	$ 120,000	$ 885,000	$ 930,000

17

ROBLOX